Exhibit 10.21

CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED

HARTZ METRO LEASEHOLD I LLC

Landlord,

and

RENT THE RUNWAY, INC.

Tenant

LEASE

Premises:

in

100 METRO WAY

SECAUCUS, NEW JERSEY

i

EXHIBITS

Exhibit A - Demised Premises

Exhibit B - Description of Land

Exhibit C - Landlord’s Workletter

Exhibit D - Rules and Regulations

Exhibit E - Letter of Credit

Exhibit F - Landscaping Specifications

Exhibit G - Subordination, Non-Disturbance and Attornment Agreement

ii

LEASE, dated July 7, 2014, between HARTZ METRO LEASEHOLD I LLC, a New Jersey limited liability company, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (“Landlord”), and RENT THE RUNWAY, INC., a Delaware corporation, having an office at 163 Varick Street, 4th Floor, New York, New York 10013 (“Tenant”).

ARTICLE 1- DEFINITIONS

1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

A. Advance Rent: $[******].

B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

C. Intentionally omitted.

D. Broker: Chaus Realty.

E. Building: The building or buildings now or hereafter located on the Land and known or to be known as 100 Metro Way, Secaucus, New Jersey.

F. Building Fraction: The fraction, the numerator of which is the Floor Space of the Building (approximately 165,993 square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development. If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

G. Calendar Year: Any twelve-month period commencing on a January 1.

H. Commencement Date: The later of September 1, 2014 or the date Landlord substantially completes those items in the Landlord’s Workletter concerning the Initial Demised Premises.

I. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent’s office, if any, and public rest rooms, if any.

J. Demised Premises: The space that is located on the 1st and 2nd floors of the Building as outlined in red on the floor plan attached hereto as Exhibit A. The Demised Premises contains 83,101 square feet of Floor Space subject to adjustment pursuant to Section R3.

K. Development: All land and improvements owned by Landlord or its parents, subsidiaries, or affiliates, now existing or hereafter constructed, located south of Route 3, east of the Hackensack River, west of County Avenue and north of Castle Road.

L. Development Common Areas: The roads and bridges that from time to time service and provide access to the Development for the common use of the tenants, invitees, occupants of the Development, that are maintained by Landlord or its related entities.

M. Expiration Date: August 31, 2021. However, if the Term is extended by Tenant’s effective exercise of Tenant’s right, if any, to extend the Term, the “Expiration Date” shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the “Expiration Date.”

N. Fixed Rent: An amount at the annual rate of [******] ($[******]) Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2014 until August 31, 2015, and an amount at the annual rate of [******] ($[******])Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2015 until August 31, 2016, and an amount at the annual rate of [******] ($[******])Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2016 until August 31, 2017, and an amount at the annual rate of [******] ($[******])Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2017 until August 31, 2018, and an amount at the annual rate of [******] ($[******])Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2018 until August 31, 2019, and an amount at the annual rate of [******] ($[******])Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2019 until August 31, 2020, and an amount at the annual rate of Seven and [******] ($[******]) Dollars multiplied by the Floor Space of the Demised Premises from September 1, 2020 until the Expiration Date. It is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except as may otherwise expressly be provided in this Lease.

O. Floor Space: Any reference to Floor Space of a demised premises shall mean the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Areas face of any wall between the premises in question and any portion of the Common Areas, or by the center line of any wall between the premises in question and space leased or available to be leased to a tenant or occupant, plus a pro rata portion of the floor area of the Common Areas in the Building; and any reference to Floor Space of the Building shall mean the aggregate Floor Space of the demised premises leased or which Landlord has available to be leased in the Building. There will be no reduction of Floor Space measurements for setbacks for store fronts or service entrances, and Floor Space of any premises with a setback for a store front shall be measured to the line of such premises as if such premises had no setback. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof. Upon request, Landlord shall deliver an Architect’s certification confirming the Floor Space of the Demised Premises.

P. Guarantor: None.

Q. Insurance Requirements Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

R. Land: The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

S. Landlord’s Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

T. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

U. Mortgage: A mortgage and/or a deed of trust.

V. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

W. Operating Expenses: The sum of the following: (1) the cost and expense, (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; and (b) the Real Estate Taxes, if any, attributable to the Development Common Areas. The “Operating Expenses” shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities), (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services, plus (iv) if Landlord (or its affiliate) is itself managing the Building and has not employed an independent third party for such management, an amount equal to fifteen (15%) percent of the resulting total of all of the foregoing items making up “Operating Expenses” (excluding any taxes included therein) for Landlord’s home office administration and overhead cost and expense provided that any management fee (or Landlord’s charge in lieu thereof may not exceed three percent (3%) of the fixed rent payable for leased space at the Building and no such management charge (whether third party or Landlord’s charge in lieu thereof shall be chargeable at such time as Tenant’s Fraction is 100% (so long as Landlord does not expend any sums that arc reimbursable hereunder). All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. To the extent the Operating Expenses include an expenditure for a roof replacement or any other capital replacement, as determined under generally accepted accounting principles, Tenant shall only be responsible for that portion of the cost of said replacement as is determined by amortizing said cost over the useful life thereof; an annual amount equal to the amortized cost of the replacement plus an interest component equal to the Prime Rate of JPMorgan Chase Bank plus four percent per annum shall be then added to the Operating Expenses and paid by Tenant over the then remaining Term (or extension thereof) of the Lease. Operating Expenses shall not include: (1) Ground rent or other costs under record documents against the Land; (2) Salaries, benefits, wages and fees for employees above the grade of building manager or for officers or partners of Landlord; (3) Any cost or expense specifically provided in this Lease to be incurred by Landlord at no cost or expense to Tenant; (4) Costs and expenses which would otherwise be includible but which are determined to be materially in excess of the competitive costs and expenses in the area in which the Building is located; (5) To the extent that employees are not employed exclusively at the Building, the costs and expenses with respect to such employees that are not properly allocated to the Land and/or Building; (6) State, county or municipal taxes (other than those properly included in subsection (b) above), federal taxes, death taxes, excess profit taxes, franchise or any taxes imposed or measured on or by the income or revenue of Landlord from the operation of the Building; (7) The costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty to the extent reimbursed by insurance proceeds; (8) The cost of repairs, replacements or other work occasioned by the exercise of eminent domain to the extent reimbursed by condemnation proceeds; (9) Leasing commission, attorney’s fees, costs, disbursements and other expenses incurred in connection with solicitation of and negotiation for leases with tenants, other occupants or prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes and individual tenants, occupants, or prospective tenants or occupants of the Building; (10) Rent for space which is not used by Landlord in connection with the management or operation of the Building; (11) “Tenant allowances”, “tenant concessions” and other costs or expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for individual tenants or occupants of the Building; (12) Structural repairs and replacements to the foundation, pilings, if any, structural steel and structural support underlying the roof; (13) Any costs in connection with services (including electricity), items or other benefits or a type or quantity which are not standard for the Building and which are not available to Tenant without specific charge therefore, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefore by Landlord; (14) All items, utilities and services to the extent Tenant or any other tenant or occupant of the Building specifically reimburses Landlord; (15) Payment of principal, finance charges or interest on debt or amortization on any mortgage; (16) Any costs or expenses for sculpture, paintings, or other works of art, including, costs incurred with respect to purchase, ownership, leasing, repair and/or maintenance of such works of art; (17) Any otherwise includible costs of correcting defects in the Building and/or any associated garage facilities and/or equipment or replacing defective equipment to the extent such costs are covered by and reimbursed pursuant to warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord; (18) Expenses directly resulting from the willful misconduct of the Landlord, its agents, servants or other employees; (19) All costs and expenses associated with the operation of the business of the entity which constitutes Landlord as the same arc distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any Landlord’s Mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building; and costs of disputes between Landlord and its employees (if any) not engaged in Building operation; (20) Costs paid or incurred in connection with Landlord’s Environmental Indemnification, as contained in Section R5 of the Rider; and (21) Charitable or political donations.

X. Omitted.

Y. Permitted Uses: Warehousing and distribution of garments, showroom and ancillary office use and ancillary dry cleaning.

Z. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

AA. Omitted.

BB. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities and any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

CC. Omitted.

DD. Rent: The Fixed Rent and the Additional Charges.

EE. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

FF. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant has deposited the sum of $[******] in the form of a Letter of Credit with Landlord as security hereunder as of the date hereof.

GG. Successor Landlord: As defined in Section 9.03.

HH. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

II. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

JJ. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

KK. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

LL. Tenant’s Fraction: The Tenant’s Fraction shall mean the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building (50.1%). If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant’s Fraction shall be changed to the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building. In the event Landlord determines that Tenant’s utilization of any utilities which exceed the fraction referred to above, Tenant’s Fraction with respect to such item shall, at Landlord’s option, mean the percentage of any such utilities (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s proportionate share thereof.

MM. Tenant’s Property: As defined in Section 16.02.

NN. Tenant’s Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord’s Work) to equip, decorate and furnish the Demised Premises for Tenant’s occupancy.

OO. Term: The period commencing on the Commencement Date and, subject to the Renewal Option(s) ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the dale when this Lease is earlier terminated.

PP. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

ARTICLE 2—DEMISE AND TERM

2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. This Lease is subject to (a) any and all existing encumbrances, conditions, rights, covenants, easements, restrictions and rights of way, of record, and other matters of record, applicable zoning and building laws, regulations and codes, and such matters as may be disclosed by an inspection or survey, and (b) easements now or hereafter created by Landlord in, under, over, across and upon the Land for sewer, water, electric, gas and other utility lines and services now or hereafter installed. To Landlord’s knowledge, there are no unusual restrictions, rights of way or easements that will impede in any material manner Tenant’s use of the Demised Premises and operation of its business. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance reasonably satisfactory to Landlord setting forth the Commencement Date.

ARTICLE 3—RENT

3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term following the Rent Commencement Date (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month shall be prorated.

3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord’s agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefore (with respect to Fixed Rent) and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

3.05. In the event that any installment of Rent due hereunder shall be overdue, a “Late Charge” equal to four percent (4%) or the maximum rate permitted by law, whichever is less for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue (“Late Payment Rate”). In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $50.00. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder. Notwithstanding the foregoing and without waiving any other rights of Landlord in this Agreement, the Late Charge shall be waived for the first two times in each calendar year that the Tenant fails to make a payment of Rent on a timely basis, provided such late payment is received by Landlord within seven (7) days of the date that such payment of Rent is due and owing and provided further that Tenant is in compliance with all other terms of the Lease.

ARTICLE 4—USE OF DEMISED PREMISES

4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose. With respect to Tenant’s dry cleaning activities, such use shall be ancillary to the Permitted Uses and subject to and strictly in compliance with all Legal Requirements.

4.02. If any governmental license or permit, including a certificate of occupancy or certificate of continued occupancy (a “Certificate of Occupancy”) shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Building; (e) impairs the maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) annoys or inconveniences other tenants or occupants of the Building. Notwithstanding the foregoing, Landlord shall be responsible for obtaining the Continued Occupancy Certification for the initial occupancy by Tenant, provided that Tenant’s intended installations, if any, or the actions of Tenant or any agent of Tenant, shall not hinder or delay Landlord in obtaining such Continued Occupancy Certification, in which event Tenant shall be responsible for such Continued Occupancy Certification.

ARTICLE 5—PREPARATION OF DEMISED PREMISES

5.01. (a) The Demised Premises shall be completed and prepared for Tenant’s occupancy in the manner described in, and subject to the provisions of, Exhibit C. All of Landlord’s Work shall be performed in good and workmanlike manner and in accordance with all Legal Requirements and Insurance Requirements and the space shall be delivered in compliance with such Insurance Requirements. Tenant shall occupy the Demised Premises promptly after the Demised Premises are vacant and broom clean and in good and satisfactory condition and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises (not to include access pursuant to Section R2) shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the lime such possession was taken, exclusive of latent defects, if any. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises “as is” on the date hereof, subject to reasonable wear and tear.

5.01.(b)(i) Except as set forth in Exhibit C or as otherwise expressly provided in this Lease, Landlord shall deliver the Demised Premises to Tenant broom clean and in “as is” condition. Except as set forth in Exhibit C or as otherwise expressly provided in this Lease, Tenant shall be responsible for all construction and work to prepare the Demised Premises for Tenant’s occupancy at Tenant’s cost and expense. Such construction shall be in accordance with Section 36.09 of this

Lease. Prior to performing any work in the Demised Premises, other than decorative work, Tenant shall, within fourteen (14) days of the date thereof submit to Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed with respect to work which is non-structural and does not adversely affect the mechanical systems of the Building, final plans and specifications for all construction work in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules (“Plans and Specifications”). Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications. Landlord shall notify Tenant of Landlord’s approval or disapproval of such Plans and Specifications. If Landlord disapproves. Landlord shall specify the reasons for disapproval and Tenant shall, within fourteen (14) days of receipt of notice of Landlord’s disapproval, resubmit revised Plans and Specifications that correct such items.

(ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant’s Work and shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant’s Work, prior to commencing any work in the Demised Premises. Tenant shall obtain a permanent certificate of occupancy of the Demised Premises for the Permitted Uses. The construction of the Demised Premises shall be performed in a good and workmanlike manner. At all times when construction of the Demised Premises is in progress, whether before or after the Commencement Date, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.02.

(iii) Tenant shall be solely responsible for the structural integrity of the improvements performed by or under the direction of Tenant and for the adequacy or sufficiency of the Plans and Specifications and all the improvements depicted thereon or covered thereby, and Landlord’s consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant’s responsibility therefor or reduce or mitigate Tenant’s liability in connection therewith. Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant. Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion.

5.02. If the substantial completion of the Landlord’s Work shall be delayed due solely to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord’s Work by the inclusion in the Landlord’s Work of any items specified by Tenant that require long lead time for delivery or installation, then the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay(s). Except for latent defects, the Demised Premises shall be presumed to be in satisfactory condition on the Commencement Date except for unsatisfactory conditions of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity.

5.03. If Landlord is unable to give possession of the Additional Premises (as defined in the Rider to Lease) on the Additional Premises Commencement Date because of the holding-over or retention of possession by any tenant, undertenant or occupant, Landlord shall not be subject to any liability for failure to give possession, the validity of this Lease shall not be impaired under such circumstances, and the Term shall not be extended, but the Rent on the Additional Premises shall be abated if Tenant is not responsible for the inability to obtain possession.

5.04. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas, provided same shall not unreasonably block or interfere with Tenant’s access, use or means of ingress or egress to and from the Demised Premises.

ARTICLE 6—TAX AND OPERATING EXPENSE PAYMENTS

6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant’s Fraction of the Real Estate Taxes. Tenant’s Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, multiplied by the Tenant’s Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, multiplied by the Tenant’s Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant’s Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to lime the amount which, together with said monthly installments, will be sufficient in Landlord’s estimation to pay Tenant’s Fraction of any Real Estate Taxes thirty (30) Days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant’s Fraction of the same, and if Tenant’s Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate. Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to the next installment of Fixed Rent due hereunder. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

6.02. Real Estate Taxes, whether or not a lien upon the Demised Premises shall be apportioned between Landlord and Tenant at the beginning and end of the Term; it being intended that Tenant shall pay only that portion of the Real Estate Taxes as is allocable to the Demised Premises for the Term.

6.03. Tenant shall pay to Landlord Tenant’s Fraction of the Operating Expenses within thirty (30) days after Landlord submits to Tenant an invoice for same together with a reasonably detailed break-down of the charges in connection with same.

6.04. Each such statement given by Landlord pursuant to Section 6.01 or Section 6.03 shall be conclusive and binding upon Tenant unless within 30 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 34. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s statement.

6.05. Provided Tenant is not in default of this Lease, Tenant shall have the right, at its sole cost and expense, upon at least ten (10) days’ prior written notice to Landlord, to examine Landlord’s records relating to Operating Expenses of the Demised Premises for no more than two times per Calendar Year and not more than two days per audit. Landlord shall make records available for examination at Landlord’s principal office during Landlord’s normal business days and normal business hours. If any such review discloses that Operating Expenses were overstated by Landlord, Landlord shall promptly refund or credit to Tenant any such excess. This provision shall not be deemed to give Tenant the right to offset or deduct or withhold payment of Rent. No subtenant shall have the right to conduct an examination and no assignee shall conduct an inspection for any period during which such assignee was not in possession of the Demised Premises. In the event Tenant elects to exercise an inspection of Landlord’s records relating to Operating Expenses of the Demised Premises in accordance with this Section 6.04, such inspection must be conducted by an accountant that is not being compensated by Tenant on a contingency fee basis and Tenant and such firm agree to keep all information obtained during such examination confidential.

ARTICLE 7—COMMON AREAS

7.01. Except as may be otherwise expressly provided in this Lease and so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant’s use, access or means of ingress or egress to and from the Demised Premises.

7.02. So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord’s reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same.

7.03. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents. After the Tenant’s Fraction is 100%, all parking spaces on the Land shall be exclusive to Tenant.

ARTICLE 8—SECURITY

8.01. (a) In the event Tenant deposits with Landlord any Security Deposit, the same shall be held as security for the full and faithful payment and performance by Tenant of Tenant’s obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant’s obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the purchaser or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.01. (b) In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable transferable Letter of Credit in the amount of the Security Deposit in form annexed hereto as Exhibit E and issued by a financial institution approved by Landlord. Landlord shall have the right, upon written notice to Tenant (except that for Tenant’s non-payment of Rent or for Tenant’s failure to comply with Article 8.03, no such notice shall be required) and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so. Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days’ thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease. Landlord shall have the right to transfer the security to the purchaser or lessee.

8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. Upon Landlord’s prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty (60) days’ advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

ARTICLE 9—SUBORDINATION

9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within thirty (30) days after request therefor. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. (See Rider Section R7.)

9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

ARTICLE 10—QUIET ENJOYMENT

10.01. So long as Tenant pays all of the Rent and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

ARTICLE 11—ASSIGNMENT. SUBLETTING AND MORTGAGING

11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord. Landlord agrees not to unreasonably withhold its consent to the subletting of the Demised Premises or an assignment of this Lease. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Building or Development; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development, or any other property owned or managed by Landlord or its affiliates; (iv) the financial condition of the proposed assignee; (v) restrictions, if any, contained in leases or other agreements affecting the Building and the Development; (vi) the effect that the proposed assignee’s or subtenant’s occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development; (vii) the extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant’s obligations hereunder. In any event, at no time shall there be more than three (3) subtenants of the Demised Premises permitted.

In the event the Demised Premises are sublet or this Lease is assigned other than to an Affiliate or as permitted under Section 11.02 below, Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord’s reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be: (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, and (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof. Notwithstanding anything herein contained in this subsection to the contrary. Landlord’s consent shall not be required with respect to an assignment of this Lease, or a sublet of the whole or any portion of the Premises, to its parent, subsidiary or any affiliate, provided that (i) with respect to an assignment, such assignee executes and delivers to Landlord within ten (10) days thereof an assignment agreement pursuant to which it assumes all obligations under the Lease; and (ii) with respect to a sublease, such sublessee executes and delivers to Landlord within ten (10) days thereof a sublease agreement which includes a provision to the effect that the sublease is subject to all terms and provisions of the Lease. The term “affiliate”, as used hereinabove, shall mean any corporation or other entity controlled by, under common control with, or which controls Tenant.

11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, or (c) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation, limited liability company, or partnership, any transfer of voting stock or other ownership interest (including but not limited to membership interest, economic interest, or partnership interest) resulting in the person(s) who shall have owned a minimum of forty five (45%) percent of such corporation’s shares of voting stock, or the majority of the membership interests or economic interest in such limited liability company, or the majority of the general partners’ interest or the majority of the limited partner’s interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a minimum of forty five (45%) percent of such shares of voting stock, membership or economic interest, general partner’s ownership or economic interest, or limited partner’s ownership or economic interest, as the case may be, except as the result of transfers by inheritance or an affiliate transfer as permitted above, shall be deemed to be an assignment of this Lease as to which Landlord’s consent shall have been required, and in any such event Tenant shall notify Landlord and Landlord shall consent to such transaction, provided The requirements of (i) and (ii) below are satisfied. The provisions of this Article 11 shall not be applicable (i.e. Landlord’s consent shall not be required and no payments shall be required) to any corporation all the outstanding voting stock of which is listed (or shall be listed) on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation or limited liability company into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant’s assets are transferred or to any corporation or limited liability company which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the. corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books or other ownership records of the entity to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

11.04. Any permitted assignment or transfer, whether made with Landlord’s consent pursuant to Section 11.01 or without Landlord’s consent if permitted by Section 11.02, shall be made only if. and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant’s obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant’s other obligations under this Lease.

11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of the Building, or of a building owned or managed by Landlord or its affiliated entities.

11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of six (6) months Fixed Rent plus an amount equal to the Additional Charges for the six (6) months preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Article 8.

11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall require. If Landlord consents to the subject transaction or if Landlord’s consent is not required to same, if Tenant does not consummate the subject transaction within 60 days, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee-payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

ARTICLE 12—COMPLIANCE WITH LAWS

12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Landlord represents that as of the date hereof it has not received any open uncured violations of Legal Requirements applicable to the Demised Premises and in the event any such violations are received prior to the Commencement Date, Landlord shall be responsible to cure same at its sole cost and expense unless arising as a result of any action of Tenant or any entity-acting on behalf of Tenant. Tenant’s obligation to comply with Legal Requirements shall not extend to Building systems, the structural aspects of the Building or structural aspects of the Common Areas unless resulting from Tenant’s particular manner of use of the Demised Premises (as opposed to the mere use of the Demised Premises for the Permitted Use set forth herein).

12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime or offense, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (c) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime or offense if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime or offense of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.

12.03. So long as Tenant shall not be in default hereunder beyond any applicable notice and/or cure periods, after the Tenant’s Fraction is 100%, except for any Closed Period (as hereinafter defined), Tenant shall have the right to file a Real Estate Tax appeal with respect to the Demised Premises, subject to the following terms and provisions: In the event any Real Estate Tax appeal is filed by Tenant (either with or without the consent of Landlord): (i) Tenant shall provide Landlord with written notice of Tenant’s intention to file such tax appeal not less than fifteen (15)

days prior to the filing of same and Tenant shall provide Landlord with copies of all filings and all appraisal reports and discovery obtained in connection therewith, (ii) Landlord reserves the right, but not the obligation, to prosecute such appeal itself on written notice to Tenant and, in such case, Landlord shall prosecute such appeal with commercially reasonable diligence, (iii) any such appeal by Tenant shall be at Tenant’s sole cost and expense and Tenant shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including experts’ and attorneys’ fees and expenses), resulting from or incurred in connection with such appeal, including but not limited to any increase in Real Estate Taxes resulting therefrom, (iv) Tenant shall keep Landlord advised as to the status of such proceedings filed by Tenant, (v) Landlord is not obligated to provide Tenant with copies of other leases or rental information relative to other properties owned by Landlord, and (vi) Tenant shall have no right to settle for any period beyond the expiration of the Term without Landlord’s consent which may be withheld in Landlord’s sole discretion. In the event that Landlord receives a refund or credit for Real Estate Taxes from any taxing authority for any period in respect to which Tenant paid such Real Estate Taxes, Landlord shall promptly notify Tenant thereof and, provided that Tenant shall not then be in default hereunder beyond any applicable notice and/or cure period, refund to Tenant, the net amount of such refund or credit, after deducting Landlord’s costs incurred in securing such refund or credit. In the event Tenant obtains directly from any taxing authority any refund in connection with any such tax appeal, such refund shall be paid over to Landlord and Landlord shall refund Tenant, the net amount of such refund or credit, after deducting Landlord’s costs incurred in securing such refund or credit. Notwithstanding anything contained herein to the contrary, (x) Tenant shall only be required to reimburse Landlord for the cost of any Real Estate Tax Appeal (including, specifically, without limitation, reasonable and customary attorneys fees) undertaken by Landlord (whether or not at the request of, or with the permission of Tenant) which results in lowered assessment and/or reduction and/or freeze and/or refund of Real Estate Taxes in respect to of the Demised Premises (but only to the extent of such reduction, or refund, as the case may be), and (y) Tenant shall be required to reimburse Landlord for its out-of-pocket cost of any Real Estate Tax Appeal (including, specifically, without limitation, appraisal fees) undertaken by Landlord at the request of or with the permission of Tenant and such Real Estate Tax Appeal is unsuccessful. For the purposes hereof “Closed Period” shall mean the final year of the Term. The parties’ respective obligations with respect to the proceeds or refunds or payments under this Section 12.03 shall survive the expiration or sooner termination of the Term of this Lease.

ARTICLE 13—INSURANCE AND INDEMNITY

13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

13.02. Tenant shall maintain the following insurance: (a) commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having a limit of liability not less than a $[******] per occurrence for bodily injury or property damage, coverage to include but not be limited to premises/operations, completed operations, contractual liability and product liability, (b) automobile liability insurance covering all owned, hired and non-owned vehicles used by the Tenant in connection with the premises and any loading or unloading of such vehicles, with a limit of liability not less than $[******] per accident and (c) worker’s compensation and employers liability insurance as required by statutes; (d) All Risk insurance in respect of loss or damage to Tenant’s stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in an amount equal to the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by the holder of any fee mortgage, or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer. Such insurance shall include coverage for property of others in the care, custody and control of Tenant in amounts sufficient to cover the replacement value of such property, to the extent of Tenant’s liability therefor; and (e) such other insurance as Landlord may reasonably require, provided such requirements are customary for similar real estate in the geographical area. Landlord may at any time and from time to time require that the limits for the general liability insurance to be maintained by Tenant be increased to the limits that new tenants in the Building are required by Landlord to maintain, provided such requirements are customary for similar real estate in the geographical area. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid-for policies upon execution hereof. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies reasonably acceptable to Landlord, having a Bests Rating of not less than A, Class VII (or an equivalent S&P rating if requested by Landlord), and licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days’ prior written notice of such cancellation. The policies and certificates of insurance (such certificates to be on Acord form 27 or its equivalent) to be delivered to Landlord by Tenant pursuant to this Section 13.02 (other than workers compensation insurance) shall name Landlord as an additional insured and, at Landlord’s request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: “Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, and (if Landlord has so requested) Superior Lessors and Superior Mortgagees are hereby named as additional insureds as their interests may appear. It is intended for this insurance to be primary and non-contributing.” Tenant shall give Landlord at least thirty (30) days’ prior written notice that any such policy is being canceled or replaced. It is agreed that $[******] of Tenant’s $[******] commercial general liability insurance requirement may be satisfied through use of an “umbrella” type policy.

13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant’s business in any manner objectionable to any insurance company or companies whereby, as a result in a change in Insurance Requirements and/or Legal Requirements from those in effect on the date hereof, the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord’s negligence) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees in connection with conduct or management of the Demised Premises or by reason of any claim referred to above, Tenant, upon notice from Landlord or such Superior Lessor, shall, at Tenant’s cost and expense, resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

13.05. Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant’s business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

ARTICLE 14—RULES AND REGULATIONS

14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord’s judgment, shall be necessary for the reputation, safely, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

ARTICLE 15—ALTERATIONS AND SIGNS

15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent for alterations that are non-structural in nature and do not involve or affect the mechanical systems of the Demised Premises or Building and having a cost of less than $100,000.00. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord’s consent is sought. Tenant shall pay to Landlord upon demand the reasonable out of pocket cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Tenant shall fully and promptly comply with and observe all reasonable Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise.

15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently-performed in a good and workmanlike manner. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord provided the costs for their services are reasonably competitive. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker’s compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord’s written consent thereto, provided however that Landlord’s consent shall not be unreasonably withheld or delayed with respect to Tenant’s request to place signage on the exterior walls of the Demised Premises and a locator or pathfinder sign at or near the driveway entryway, all in compliance with Legal Requirements. In placing any signs on or about the Demised Premises, Tenant shall, at its expense, comply with all applicable Legal Requirements and obtain all required permits and/or licenses.

ARTICLE 16—LANDLORD’S AND TENANT’S PROPERTY

16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal properly in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.

16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and shall remain the properly of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant’s Property is removed. Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof.

16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within thirty (30) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant’s Property. Any items of the Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of thirty (30) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant’s expense.

16.04. At or before the Expiration Date or the date of any earlier termination of this Lease, or within twenty one (21) days after such an earlier termination date, Tenant shall, at Tenant’s sole cost and expense, remove from the Demised Premises such rack system as may be installed in the Demised Premises and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal thereof. Such removal, if any, shall be in accordance with the following procedures, unless Landlord shall advise Tenant to the contrary by written notice to Tenant:

Core a hole centered over the anchor bolt with a core bit 1.5 times larger than the bolt to be removed, but in no event smaller than 1” in diameter.

Core hole shall be drilled to a depth equal to the bolt depth, but not less than 2” deep.

Remove the cored concrete with the anchor bolt from the hole. Clean all concrete slurry and debris from area to be patched.

Fill the cored hole with a polymer-modified non-shrink mortar, specifically SikaTop 122 or Master Builders Ceilcote 648 CP, or equivalent, and finish to match surrounding concrete surface.

ARTICLE 17—REPAIRS AND MAINTENANCE

17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein, and shall not do, suffer, or permit any waste with respect thereto. Tenant shall keep and maintain the Demised Premises including without limitation all building equipment, windows, doors, loading bay doors and shelters, plumbing and electrical systems, healing, ventilating and air conditioning (“HVAC”) systems exclusively servicing the Demised Premises (excluding the current warehouse AC systems) (whether located in the interior of the Demised Premises or on the exterior of the Building) in a clean and orderly condition. Tenant shall, at Landlord’s option, keep and maintain in a clean and orderly condition all HVAC systems (excluding the current warehouse AC systems) and any other mechanical or other systems exclusively serving the Demised Premises which are located in whole or in part outside of the Demised Premises (it being understood and agreed that if Landlord shall elect to keep and maintain said systems, then the cost of same shall be invoiced to and paid by Tenant). Tenant shall keep and maintain all exterior components of any windows, doors, loading bay doors and shelters serving the Demised Premises in a clean and orderly condition. The phrase “keep and maintain” as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall not permit or suffer any over-loading of the floors of the Demised Premises. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Upon request by Landlord, Tenant shall furnish Landlord with true and complete copies of maintenance contracts and with copies of all invoices for work performed, confirming Tenant’s compliance with its obligations under this Article. In the event Tenant fails to furnish such copies.

Landlord shall have the right, at Tenant’s cost and expense, to conduct such inspections or surveys as may be required to determine whether or not Tenant is in compliance with this Article and to have any work required of Tenant performed at Tenant’s cost and expense. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. The Tenant shall also arrange for its own cleaning services and rubbish removal, subject to the right of Landlord, at Landlord’s option to perform such services and include the cost of such services in Operating Expenses. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) approved by Landlord,

17.02. So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Landlord shall make all structural repairs and replacements, including, specifically, the roof and roof membrane (except as hereinabove provided in Section 17.01) and the cost thereof shall be included in Operating Expenses, for which Tenant shall pay Tenant’s Fraction. Landlord shall keep and maintain the Common Areas and shall procure landscaping and snow removal services for the Building and the cost thereof shall be an Additional Charge, for which Tenant shall pay its then existing Tenant’s Fraction thereof.

17.03. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 250 pounds per square foot for warehouse portion and 80 pounds per square foot for office portion, or lesser amount as may be applicable to any mezzanine area.

17.04. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

ARTICLE 18—UTILITY CHARGES

18.01. Tenant shall pay all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Demised Premises as measured by meters relating to Tenant’s use, and any cost of repair, maintenance, replacement, and reading of any meters measuring Tenant’s consumption thereof. If any utilities or services are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants or occupants of the Building, Tenant shall pay to Landlord on demand Tenant’s proportionate share of such charges for utilities and/or services, which shall be such charges multiplied by a fraction the numerator of which shall be the Floor Space in the Demised Premises and the denominator of which shall be the Floor Space of all tenants and occupants of the Building using such utilities and/or services. In the event Landlord determines that Tenant’s utilization of any such service exceeds the fraction referred to above, Tenant’s proportionate share with respect to such service shall, at Landlord’s option, mean the percentage of any such service (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s utilization thereof. Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant of any of the aforesaid, or any other utility service. Landlord shall not be responsible for any public or private telephone service to be installed in the space, particularly conduit, if required. If Landlord, or its designee is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise and to collect any charges for electric energy, Landlord or its designee shall have the exclusive right, to do so, in which event Tenant shall pay to Landlord or its designee upon receipt of bills therefor charges for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility which would otherwise have furnished electric energy.

18.02. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service. Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld or delayed), connect any fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

18.03. At Landlord’s option, Landlord or Landlord’s designee shall have the exclusive right, but not the obligation, to install or cause to be installed solar panels or other energy generating equipment on the Building (including but not limited to the roof thereof) for purposes of furnishing in whole or in part electric energy to the Building (herein an “Energy System”). Tenant shall provide Landlord or its designee with access to the Demised Premises for the installation, maintenance and repair of such Energy System as Landlord or its designee may require. If installed, such Energy System shall (either itself or together with such service provided by a public utility provider) meet the minimum service provided to the Building immediately prior to the installation of such Energy System. In the event Landlord elects to install or cause such Energy System to be installed, Tenant shall purchase electric energy for the Demised Premises from Landlord or its designee and Tenant shall pay the charges established by Landlord or its designee for such service from time to time, but not in excess of the rates payable by Tenant from a third party public utility provider having service available to the Building. Landlord also reserves the right to discontinue furnishing electric energy at any time whether or not Tenant is in default of this Lease upon not less than sixty (60) days’ notice to Tenant provided that Tenant exercising reasonable efforts shall be able to obtain such electric energy directly from the provider within that time period.

ARTICLE 19—ACCESS, CHANGES AND NAME

19.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Prior to the time that the Tenant’s Fraction is 100%, Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed and do not materially interfere with Tenant’s use or occupancy of the Demised Premises.

19.02. Landlord and its agents shall have the right, upon prior notice to Tenant (which in this instance need not be in writing) and without interfering with the business of Tenant to enter and/or pass through the Demised Premises at any time or times (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s obligations hereunder. Landlord agrees that any such access shall not materially interfere with the business of Tenant (except in the event of an emergency). During the period of ten (10) months prior to the Expiration Date (unless Tenant has exercised any option hereunder to extend the Lease), Landlord and its agents may exhibit the Demised Premises to prospective tenants.

19.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant’s obligations under this Lease. Any such activities performed by or on behalf of Landlord shall be performed in such a manner that it does not materially interfere with Tenant’s use or occupancy of the Demised Premises.

19.04. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable.

19.05. Prior to the time that the Tenant’s Fraction is 100%, Landlord may adopt any name for the Building. Prior to the time that the Tenant’s Fraction is 100%, Landlord reserves the right to change the name and/or address of the Building at any time.

ARTICLE 20—MECHANICS’ LIENS AND OTHER LIENS

20.01. Nothing contained in this Lease shall be construed to imply any consent of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s, construction or other lien law. If any lien or any Notice of Intention (to file a lien), Lis Pendens, or Notice of Unpaid Balance and Right to File Lien is filed against the Land, the Building, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by Landlord to Tenant.

ARTICLE 21—NON-LIABILITY AND INDEMNIFICATION

21.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

21.02. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising front or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord’s negligence) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses. In case of any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

21.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys.

ARTICLE 22—DAMAGE OR DESTRUCTION

22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant’s Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

22.02. Subject to the provisions of Section 22.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises (to the extent of rent insurance proceeds received by the Landlord) for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises arc substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

22.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casually occurs during the last year of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord’s insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty. Upon request by Tenant, Landlord shall advise Tenant of Landlord’s reasonably estimated completion date of such restoration (the “Landlord’s Advise”) and if such date is more than twelve (12) months following the date of casualty, provided Tenant’s grossly negligent or intentional acts were not cause of such casualty, Tenant shall have the right to terminate this Lease upon fifteen (15) days prior notice to Landlord, given within thirty (30) days of Landlord’s Advise. In addition, in the event the Demised Premises are not substantially restored on or before the later of the estimated date specified in the Landlord’s Advise, if any, or twelve (12) months following the date of casually, provided Tenant’s grossly negligent or intentional acts were not the cause of such casualty. Tenant shall have the right to terminate this Lease upon thirty (30) days prior notice to Landlord, if given within the later of thirty (30) days following the estimated date specified in Landlord’s Advise, or thirteen (13) months following the date of casually, provided Tenant’s grossly negligent or intentional acts were not the cause of such casualty.

22.04. Except as provided in the preceding section, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Landlord’s business hours on business days.

22.05. Landlord will not carry insurance of any kind on the Tenant’s Property and, except as provided by law or by reason of Landlord’s breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant’s Property.

22.06. The provisions of this Article 22 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

ARTICLE 23—EMINENT DOMAIN

23.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but cither party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Tenant’s reasonable judgment, for the continued operation of the Demised Premises shall not be available, Tenant may, by notice to Landlord, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant’s Property, and Tenant shall make all alterations or replacements to the Tenant’s Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant’s Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant’s Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

23.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

ARTICLE 24—SURRENDER

24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises after an event of default which remains uncured after any applicable notice and cure period. Tenant shall quit and surrender the Demised Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease.

24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term, except the holdover rate for the first month if Landlord is notified prior thereto shall be 150% of such Fixed Rent.

24.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 25—CONDITIONS OF LIMITATION

25.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 60 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 60 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration often (10) days from the date of service of such notice of intention, and upon the expiration of said ten (10) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

25.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent and such default shall remain uncured for more than ten (10) days after Landlord gives notice of such default, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or offense (as more particularly described in the penultimate sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall vacate or abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26—RE-ENTRY BY LANDLORD

26.01. If Tenant shall default in the payment of any Rent which remains uncured beyond any applicable notice and cure period, or if this Lease shall terminate as provided in Article 25, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word “re-enter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease. Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

26.03. If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at. the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27—DAMAGES

27.01. If this Lease is terminated under the provisions of Article 25 or if Landlord shall reenter the Demised Premises under the provisions of Article 26, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

(a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

(b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Dale, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof should be re-let by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting. Landlord shall not be liable in any way whatsoever for its failure to re-let the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are re-let, for its failure to collect the rent under such re-letting, and no such failure to re-let or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to re-let the Demised Premises to mitigate Landlord’s damages. For the purposes hereof, “commercially reasonable efforts” shall mean the following actions, which actions shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (i) Landlord shall include the availability of the Demised Premises in Landlord’s leasing flyers sent to brokers (if any), commencing following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (ii) Landlord shall include the availability of the Demised Premises on a website operated by Landlord or its affiliate (if any), commencing following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (iii) Landlord shall hold an “Open House” for the Demised Premises within forty-five (45) days of Landlord’s recovery of possession of the Demised Premises, or (iv) in lieu of (i), (ii) and (iii) of this paragraph, upon Tenant’s written request, or at Landlord’s option, Landlord shall engage an independent commercial real estate broker to re-let the Demised Premises, the cost and expense of which shall be an element of Landlord’s damages in addition to any other damages recoverable pursuant to Section 27.01 hereof. Nothing contained herein shall require Landlord to re-let the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord’s part to mitigate such damages or re-let the Demised Premises other than as provided herein, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord’s attorneys’ fees incurred in connection therewith.

27.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above. Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the lime, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 27.01. Damages shall exclude punitive or consequential damages except with respect to a holdover in excess of five (5) days and affecting Landlord’s ability to deliver possession of any portion of the Demised Premises to a replacement tenant(s).

27.03. In addition, if this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 27.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

27.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Article 27, if any Rent or damages payable hereunder by Tenant to Landlord are not paid upon demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

ARTICLE 28—AFFIRMATIVE WAIVERS

28.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

28.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

ARTICLE 29—NO WAIVERS

29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 30—CURING DEFAULTS

30.01. If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of the default. Charges for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and charges for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant and may be invoiced by Landlord to Tenant monthly, or immediately, or at any time, at Landlord’s option, and such amounts shall be due and payable upon demand.

30.02. If Landlord shall default in the performance of any of Landlord’s obligations under this Lease, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Tenant gives Landlord notice of the default. Bills for any expenses actually and reasonably incurred by Tenant in connection with any such performance by it for the account of Landlord, may be sent by Tenant to Landlord monthly, or immediately, at Tenant’s option, and such amounts shall be due and payable in accordance with the terms of such bills; but in no event shall any such bill be due and payable less than thirty (30) days from the date of such bills. Nothing contained in this Section 30.02 shall be construed to allow or permit Tenant to deduct or offset or reduce any amounts due against any Rent due Landlord under this Lease.

ARTICLE 31—BROKER

31.01. Tenant represents that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord agrees to indemnify, defend and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Landlord with any broker including the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

ARTICLE 32—NOTICES

32.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United Stales registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth and as to Tenant sent to Attn: Chief Financial Officer, and as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Controller, and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.

ARTICLE 33—ESTOPPEL CERTIFICATES

33.01. Tenant shall, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days’ prior notice, execute and deliver to the Landlord or a Superior Mortgagee or Superior Lessor certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

ARTICLE 34—ARBITRATION

34.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent beyond any applicable notice and cure period, request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark. New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any comparable organization designated by Landlord). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting, its own proof. If Tenant gives notice requesting arbitration as provided in this Article. Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

ARTICLE 35—MEMORANDUM OF LEASE

35.01. Tenant shall not record this Lease. However, at the request of Landlord. Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

ARTICLE 36—MISCELLANEOUS

36.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

36.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

36.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting or letting.

36.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 36.04 shall not be construed as modifying the conditions of limitation contained in Article 25.

36.05. Except for Tenant’s obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 36.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord’s reasonable control.

36.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

36.07. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent. Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

36.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

36.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

36.10. Tenant shall give prompt notice to Landlord of (a) any fire or other casualty in the Demised Premises, (b) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (c) any damage, to the knowledge of Tenant, to or defect in any part of the Building’s sanitary, electrical, healing, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any pan thereof.

36.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. Landlord hereby irrevocably submits generally and unconditionally for itself and with respect to its properties to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey located in Hudson County any defenses based on jurisdiction, venue or forum non conveniens. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. In the event Landlord permits Tenant to examine Landlord’s books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant’s sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys’ fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

36.12. Upon request, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement (provided however that an unaudited statement certified as true and complete by Tenant’s senior financial officer shall be acceptable in the event audited statements are not prepared for Tenant) which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

36.13. (i) Tenant acknowledges that the NAICS code number applicable to Tenant’s operations may subject the Demised Premises to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”) and applicable regulations, N.J.A.C. 7:26B-1.1 et seq..

(ii) Not later than ninety (90) days prior to the Expiration Date, Tenant shall provide to Landlord an Affidavit, executed by its President or Vice President, setting forth the following: (a) the NAICS code applicable to the operations performed at the Demised Premises; (b) the type and amounts of any hazardous substances (as defined in N.J.A.C. 7:1E-1.6) treated, stored, disposed of, handled, or used in Tenant’s operations; and (c) a representation that based upon the criteria set forth in (a) and (b), Tenant’s cessation of operations or other Triggering Event as defined below at the Demised Premises is not subject to ISRA. During the term, Landlord reserves the right to require Tenant to execute an affidavit in similar form for any transaction which Landlord reasonably believes may trigger the requirements of ISRA, including without limitation, an assignment of this Lease, a subtenancy, or a sale or transfer of direct or indirect ownership or control of Tenant (a “Triggering Event’’).

(iii) In the event Landlord reasonably determines that ISRA is applicable to a Triggering Event or Tenant’s cessation of operations at the Demised Premises, Tenant shall satisfy its obligations under ISRA prior to its lease termination date: by securing an unconditional Response Action Outcome (or its equivalent in the event of a change of law) from a New Jersey Certified Licensed Site Remediation Professional (“LSRP”) reasonably acceptable to Landlord. Tenant shall bear sole responsibility for any investigation and cleanup costs, fees, penalties, or damages associated with ISRA compliance, including any supplemental obligations which may arise from any audit of the LSRP, or his/her work, whether such audit is performed by the NJDEP, or LSRP Licensing Board. This requirement shall survive the termination of the Lease. In the event that Tenant is unable to complete its ISRA compliance obligations by the date of its lease termination, Landlord shall continue to provide Tenant with reasonable access to the Demised Premises, provided that any work undertaken by Tenant shall be performed in such a manner as to minimize interference with Landlord’s or any other tenant’s use of the Demised Premises. However, Landlord reserves its rights to deem Tenant a holdover tenant in the event that Tenant’s ISRA compliance unreasonably restricts the Landlord’s use of the Demised Premises.

(iv) Tenant shall provide Landlord with copies of all correspondence, documents, data and reports, including sampling results submitted to or received from any LSRP, governmental agency or third party in connection with Tenant’s compliance with ISRA.

36.14. Hazardous Substances: Tenant acknowledges that its Permitted Use of the Demised Premises may involve the generation, treatment, storage, disposal or use of “hazardous substances”, as defined herein. Tenant agrees to strictly comply with all laws, regulations, ordinances, judgments, or administrative orders relating in any way to its use, generation, treatment, storage, or disposal of such hazardous substances. Subject to R5. Tenant shall hold Landlord harmless and indemnify Landlord against all costs, claims, demands, judgments and liabilities arising from or relating in any way to the use, generation, treatment, storage or disposal of such hazardous substances, or any release, threatened release or discharge by, through or under Tenant or any subtenant or licensee of Tenant of such hazardous substances to air, land, or water, including groundwater, whether or not such discharge was the result of Tenant’s negligence, on or from the Demised Premises. For the purpose of the previous paragraph, “hazardous substances” shall mean those substances defined and/or referenced in the New Jersey Administrative Code, Chapter 7, subchapter IE, and specifically N.J.A.C. 7:1E-1.7, as presently defined, and as may be amended from time to time.

36.15. Certification. Tenant certifies that: (i) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

HARTZ METRO LEASEHOLD I LLC

By:	/s/ Phillip R. Patton
Philip R. Patton
Executive Vice President

RENT THE RUNWAY, INC.

By:	/s/ John Rucker
Name: John Rucker
Title: CFO

Copyright © Hartz Mountain Industries, Inc. 2014. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.

RIDER TO LEASE DATED July 7, 2014, BETWEEN HARTZ METRO LEASEHOLD I LLC, AS LANDLORD AND RENT THE RUNWAY, INC., AS TENANT.

R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every-instance in favor of the provisions of this Rider.

R2. Early Occupancy: Upon lease execution Tenant shall have access to the Initial Premises to perform all Tenant work so long as same does not interfere with Landlords Work. Tenant shall be responsible to obtain all necessary permits and approvals for its work and will also get Landlords consent to same which will not be unreasonably withheld. During the Early Occupancy period the Tenant shall pay its proportionate share of operating expenses, real estate taxes and utilities.

R3. Additional Premises: (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain additional premises noted on Exhibit A consisting of 82,892 square feet of Floor Space (the “Additional Premises”). The commencement date with respect to the Additional Premises (the “Additional Premises Commencement Date”) shall occur on the later of (i) thirty (30) days after the current tenant (Ashley Stewart) vacates the Additional Premises, or (ii) March 1, 2015 (except as stated in subsection (b) below), but no earlier than the date possession of such Additional Premises is delivered to Tenant as required herein. Landlord shall notify’ Tenant of the date Ashley Stewart has or is scheduled to vacate the Additional Premises. The Additional Premises represent the balance of the Building not previously delivered to Tenant and shall include the Land outlined in red on Exhibit A. Tenant acknowledges that Landlord’s leasing of the Additional Premises is (i) predicated upon the expiration of the current lease of the Additional Premises on December 31, 2015 (which Landlord shall not agree to extend without Tenant’s consent); or (ii) the early termination or rejection (in bankruptcy) of Landlord’s current lease with its existing tenant for the Additional Premises. From and after the Additional Premises Commencement Date, except as otherwise expressly stated, all references in the Lease to the Demised Premises shall be deemed to include the Additional Premises.

(b) Fixed Rent: Fixed Rent on the Additional Premises shall commence upon delivery of the respective portions thereof and Fixed Rent on the Additional Premises shall be at the rates provided for in Section 1.01N.

(c) Office Space: The Additional Premises includes 15,000 square feet of office space located on the 1st floor (the “Office Space”). Notwithstanding the provisions of subsection (a) hereof, the Commencement Date with respect to such Office Space shall be ten (10) days after Landlord gives Tenant notice that the current tenant thereof has or will be vacating and surrendering the Office Space but no earlier than the date possession of such Office Space is delivered to Tenant in the manner required herein.

(d) Security Deposit: As of the Additional Premises Commencement Date, the Security Deposit shall be increased by $[******]. Not later than the Additional Premises Commencement Dale, Tenant shall deliver a replacement Letter of Credit or an amendment to the existing Letter of Credit reflecting the increased Security Deposit.

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(e) Tenant’s Fraction: From and after the Additional Premises Commencement Date, the Tenant’s Fraction shall be increased to 100%. In the event the Office Space is delivered prior to the Additional Premises Commencement Date, then for the period commencing on the date the Office Space is delivered to Tenant and continuing until the day preceding the Additional Premises Commencement Date, the Tenant’s Fraction shall be 59.1%. After the Tenant’s Fraction is 100%, Landlord’s rights with respect to the Common Areas shall require Tenant’s consent, not to be unreasonably withheld.

(f) Landlord’s Work: Not later than the Additional Premises Commencement Date, Landlord shall substantially complete those portion of the Landlord’s Workletter dealing with the Additional Premises (except with respect to the work in the Office Space, not later than the delivery date of the Office Space).

R4. Landscaping: Supplementing Section 17.01 hereof, from and after the Additional Premises Commencement Date. Tenant shall keep and maintain sidewalks, landscaping (including lawn areas), curbing, paving whether in driveways, parking areas or access easements, including but not limited to the maintenance of the exterior grounds in accordance with the requirements of Exhibit F annexed hereto. The phrase “keep and maintain” as used herein includes repairs, replacement and/or restoration as appropriate. Tenant shall maintain the exterior areas of the Demised Premises free of accumulation of snow, ice, dirt and rubbish.

R.5. Environmental Indemnity: Landlord agrees that it shall defend, indemnify and save Tenant harmless from and against all claims, loss, damage, liability and expense (including reasonable attorney’s fees and expenses) which the Tenant may sustain as a result of or on account of non-compliance of the Demised Premises with the Environmental Laws as the result of conditions existing on the Demised Premises (a) prior to the Commencement Date and/or (b) which were caused by Landlord, or its agents, and employees after the Commencement Date (except to the extent caused by Tenant, its agents, invitees, or employees). Environmental Laws are defined as laws, statutes, ordinances or regulations relating to the discharge of “Hazardous Substances”, as defined under New Jersey law [N.J.A.C. 7:1E-1.7], into the air, water, lands or groundwaters of the State of New Jersey, or the United States of America.

R6. Option to Renew: Provided Tenant has not assigned this Lease except as expressly permitted in the Lease or sublet more than fifty (50%) percent of the Demised Premises in the aggregate and is not in default of any monetary or other material obligation hereunder after notice and beyond the applicable cure period. Tenant shall have two (2) options to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for two (2) extended periods of five (5) years (the first of which shall be referred to as the “First Extended Period” and the second of which shall be referred to as the “Second Extended Period” and both shall collectively be referred to as the “Extended Period”), upon the following terms and conditions:

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(a) If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is nine (9) months before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, lime being of the essence as to the exercise of each such option.

(b) If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of any such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

(c) The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent shall be as follows: The Fixed Rent during the first year of each Extended Period shall be Fair Market Value (“FMV”), but not less than the Fixed Rent for the twelve (12) month period immediately preceding the Extended Period for which (he Fixed Rent is being calculated and shall thereafter increase three (3%) percent per annum. FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV on each anniversary of the first day of the Extended Period. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one Appraiser to appraise the FMV. If the difference between the two appraisals is ten percent (10%) or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than ten percent (10%) of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise and determine the FMV. The cost of the third appraisal shall be borne equally by the parties. Anything to the contrary contained herein notwithstanding, the Fixed Rent for the first year of each Extended Period shall not be less than the Fixed Reni for the twelve (12) month period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

(d) Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

(e) Landlord shall have the right, for fifteen (15) days after receipt of notice of Tenant’s election to exercise any option to extend the Term, to reject Tenant’s election if Tenant gave such notice while Tenant was in default in the performance of any of its obligations under the Lease, and such default was not cured after notice and during the applicable cure period and such rejection shall automatically render Tenant’s election to exercise such option null and void and of no effect.

(f) The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

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R7. Subordination and Non-Disturbance:

(a) Landlord represents to Tenant that there are no Mortgages encumbering the Demised Premises or any portion thereof as of the date of this Lease except for the Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, given by Landlord and its affiliate Hartz Metro Fee I LLC (as fee owner of the Land) to or for the benefit of Bank of America, N.A. or its nominee (“Lender”) dated July 25, 2013. Provided Tenant first executes same. Landlord shall obtain from Lender an original agreement substantially in the form of Exhibit G (an “SNDA”), executed and notarized by Lender within thirty (30) days following the date hereof. Landlord shall include with its delivery of such original executed and notarized counterpart of the SNDA such additional executed and notarized counterparts as shall be required for Tenant to retain at least one (1) original counterpart of the SNDA for its files.

(b) If Landlord shall grant any other Mortgage or ground lease in the future. Landlord shall as a condition to the subordination of this Lease obtain and deliver to Tenant a fully executed and notarized Subordination and Non-Disturbance Agreement from any future Mortgagee or ground lessor promptly following the final execution and delivery of any such Mortgage or ground lease. Tenant agrees that in lieu of an Subordination and Non-Disturbance Agreement in the form of Exhibit G it shall execute and return such other Subordination and Non-Disturbance Agreement as shall be in form and substance substantially similar to Exhibit G or otherwise reasonably acceptable to such Mortgagee or ground lessor.

(c) Landlord shall be responsible at its sole cost and expense for paying any recording fees imposed in connection with the recording of the SNDA and, unless required by a future Mortgagee in connection with such financing recording the Subordination and Non-Disturbance Agreement for Lender or any future Mortgagees or ground lessors.

HARTZ METRO LEASEHOLD I LLC

By:	/s/ Philip R. Patton
Philip R. Patton
Executive Vice President

RENT THE RUNWAY, INC.

By:	/s/ John Rucker
Name: John Rucker
Title: CFO

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CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT A

[OMITTED]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT A-1

[OMITTED]

2

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT B

[OMITTED]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT C

[OMITTED]

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CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT D

[OMITTED]

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CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT E

[OMITTED]

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CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT F

[OMITTED]

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CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

EXHIBIT G

[OMITTED]

[Signature Page to Subordination, Nondisturbance and Attornment Agreement]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

LANDLORD’S CONSENT

[OMITTED]

[Landlord’s Consent Page to Subordination, Nondisturbance and Attornment Agreement]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

GUARANTOR’S CONSENT

[OMITTED]

[Guarantor’s Consent Page to Subordination, Nondisturbance and Attornment Agreement]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

SCHEDULE A

[OMITTED]

Schedule A

CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED

LEASE MODIFICATION AGREEMENT

THIS LEASE MODIFICATION AGREEMENT, made this 28th day of April, 2020 by and between HARTZ METRO LEASEHOLD I LLC, a New Jersey limited liability company, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as “Landlord”) and RENT THE RUNWAY, INC., a Delaware corporation having an office at 345 Hudson Street, Floor 6A, New York, NY 10014 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, by Agreement of Lease dated July 7, 2014 and corresponding Rider, as either may have been amended from time to time (collectively the “Lease”), Landlord leased to Tenant and Tenant hired from Landlord premises located at 100 Metro Way, Secaucus, New Jersey (hereinafter the “Demised Premises”); and

WHEREAS, Tenant has requested that Landlord consent to a repayment plan/deferral of certain of Tenant’s Rent obligations; and

WHEREAS, Landlord has consented to a repayment plan/deferral of certain of Tenant’s Rent obligations subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1. Preamble. The foregoing preambles are hereby incorporated by reference herein and made a part hereof.

2. Definitions. All capitalized terms not defined and used herein shall have the same meaning ascribed to them in the Lease.

3. Deferred Amount. Landlord agrees to defer collection of fifty percent (50%) of the Fixed Rent for the months of May, June, July and August, 2020 (the “Deferred Amount”). The Deferred Amount totals [******] dollars ($[******]). It is expressly agreed and understood by Tenant that all amounts due and owing under the terms of the Lease other than the Deferred Amount (including, but not limited to, fifty percent (50%) of the Fixed Rent for the months of May, June, July and August 2020) are due and payable in accordance with the terms of the Lease.

4. Payment on Account. Tenant agrees that it shall be obligated to pay the amounts set forth in the attached Exhibit A no later than May 1, 2020 (the “Outstanding Balance”).

5. Repayment of Deferred Amount: Tenant will repay the Deferred Amount to Landlord in twelve equal monthly installments of [******] dollars ($[******]) each, commencing September 1, 2020 and ending August 1, 2021. Tenant shall also recommence payment of all Rent (100% of Fixed Rent and Additional Charges) due under the Lease commencing September 1, 2020. It is expressly agreed and understood by Tenant that repayment of the Deferred Amount shall be in addition to Tenant’s obligation to pay all Rent due under the Lease commencing September 1, 2020.

6. Exercise of first renewal option.

(a) Pursuant to the terms set forth in R6 of the Rider to the Lease, Tenant has the option to extend the Lease beyond the current expiration date of August 31, 2021 for a five (5) year period with a notice to Landlord not later than nine (9) months prior to August 31, 2021 (defined as the “First Extended Period” in the Lease). Landlord has agreed to reduce the term of the First Extended Period from five (5) years to three (3) years (the “Revised First Extended Period”).

(b) Tenant hereby exercises its option for the Revised First Extended Period, and Landlord and Tenant agree that such option is exercised in accordance with R6 of the Rider to the Lease and paragraph 6(a) above.. Landlord and Tenant agree that the Fixed Rent for the Revised First Extended Period shall be determined as of November 30, 2020 in accordance with the terms as set forth in R6(c) of the Rider to the Lease. For the avoidance of doubt, the “Fixed Rent” for the twelve (12) month period immediately preceding the First Extended Period used to calculate the Fixed Rent for the Revised First Extended Period shall not include the Deferred Amount.

7. Retention of second renewal option. Landlord and Tenant further agree that Tenant will continue to have one additional option to extend the Lease for an additional five (5) years commencing on September 1, 2024 with notice provided by Tenant to Landlord no later than nine (9) months prior to September 1, 2024 with the Fixed Rent determined as set forth in R6(c) of the Rider to the Lease.

8. No Default. Provided Tenant fully and timely complies with the terms and conditions of this Agreement, Tenant will not be deemed to be in monetary default of the Lease.

9. Failure to pay the Deferred Amount and/or the Outstanding Balance. Tenant’s failure to timely pay the Deferred Amount and/or Outstanding Balance shall be deemed a default under the Lease, subject to applicable notice and cure periods under the Lease. Such default shall entitle Landlord to pursue any and all remedies set forth under the Lease for Tenant’s default, including but not limited to, an acceleration of any unpaid portion of the Deferred Amount.

10. Binding Effect. Except as modified herein, the terms, conditions and covenants of the Lease shall remain in full force and effect, and shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof. The Lease Modification Agreement and Lease may not be changed or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

11. Governing Law. This Agreement shall be governed and construed under the laws of the State of New Jersey.

12. Inconsistency. Except as modified herein, the terms, conditions and covenants of the Lease shall remain unchanged and otherwise in full force and effect, and are hereby ratified and reaffirmed. In the event of an inconsistency between this Lease Modification Agreement and the Lease, the terms herein shall control.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile or by email in a PDF attachment, and upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile or by email in a PDF attachment, the parties shall use diligent efforts to deliver originals as promptly as possible after execution.

14. Confidentiality. Each party hereby acknowledges that the terms and conditions of this Agreement are confidential and shall not disclose same to any other person not a party hereto without the prior written consent of the other, provided that either party may disclose the terms hereof to such accountants, attorneys, managing employees, and others in privity with any such party to the extent reasonably necessary for either party’s business purposes. Either party’s failure to maintain the confidentiality of this Agreement shall be deemed a material breach hereof, and shall entitle the other party, in addition to all other remedies provided in the Lease and by law, to declare this agreement terminated and null and void and without force and effect. If Tenant is the breaching party, all monies then due and owing from Tenant under the Lease shall become immediately due and payable.

IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification Agreement to be duly executed as of the day and year first above written.

(“Landlord”)

By:	/s/ Lawrence D. Garb
Lawrence D. Garb
Executive Vice President

(“Tenant”)

By:	/s/ Jennifer Y. Hyma
Name: Jennifer Y. Hyman
Title: Chief Executive Officer

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Exhibit A

[OMITTED]

CERTAIN IDENTIFIED INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10) BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [******] INDICATES THAT INFORMATION HAS BEEN REDACTED

SECOND LEASE MODIFICATION AGREEMENT

THIS SECOND LEASE MODIFICATION AGREEMENT, made this 9th day of August, 2020 by and between HARTZ METRO LEASEHOLD I LLC, a New Jersey limited liability company, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as “Landlord”) and RENT THE RUNWAY, INC., a Delaware corporation having an office at 10 Jay Street, Brooklyn, New York 11201 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, by Agreement of Lease dated July 7, 2014 and corresponding Rider, as amended by Lease Modification Agreement (“First Modification”) dated April 28, 2020 (collectively the “Lease”), Landlord leased to Tenant and Tenant hired from Landlord 165,993 square feet of Floor Space premises located at 100 Metro Way, Secaucus, New Jersey (hereinafter the “Demised Premises”); and

WHEREAS, Tenant has requested that Landlord consent to a payment plan/deferral of certain of Tenant’s Rent obligations; and

WHEREAS, Landlord has consented to a payment plan/deferral of certain of Tenant’s Rent obligations subject to and in accordance with the terms and conditions contained herein; and

WHEREAS, Landlord and Tenant wish to modify the Lease to reflect the terms of a payment plan/deferral of certain of Tenant’ Rent obligations and to set forth the Fixed Rent for the Revised First Extended Period, as defined in Section 6(a) of the First Modification, and amend the Lease accordingly;

NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1. Preamble. The foregoing preambles are hereby incorporated by reference herein and made a part hereof.

2. Definitions. All capitalized terms not defined and used herein shall have the same meaning ascribed to them in the Lease.

3. Acknowledgement of Outstanding Amount. Attached hereto as Exhibit A is a Statement of Unpaid Charges for August 2020 (“Outstanding August Additional Charges”) currently due to Landlord from Tenant. Tenant acknowledges and agrees that the Outstanding August Additional Charges in the amount of [******] Dollars ($[******]), along with the Deferred Amount (as defined in Section 3 of the First Modification) in the amount of [******] Dollars ($[******]), remain due and owing to Landlord (collectively “Outstanding Amount”). Tenant acknowledges and agrees that the Outstanding Amount will be paid to Landlord in accordance with Sections 4 and 6 below.

Schedule A

4. Payment on Account. Tenant agrees that it shall pay to Landlord the Outstanding August Additional Charges upon execution of this Second Lease Modification Agreement.

5. Updated Deferred Amount. Landlord agrees to defer collection of fifty percent (50%) of the Fixed Rent for the months of September, October, November and December, 2020, in the amount of [******] Dollars ($[******]) together with the Deferred Amount (collectively the “Updated Deferred Amount”). Accordingly, the Updated Deferred Amount totals [******] Dollars ($[******]). It is expressly agreed and understood by Tenant that all amounts due and owing under the terms of the Lease other than the Updated Deferred Amount (including, but not limited to, fifty percent (50%) of the Fixed Rent for the months of September, October, November and December 2020) are due and payable in accordance with the terms of the Lease.

6. Payment of Updated Deferred Amount: Tenant will pay the Updated Deferred Amount to Landlord in twelve equal monthly installments of [******] Dollars ($[******]) each, commencing February 1, 2021 and ending January 1, 2022. Tenant shall also recommence payment of all Rent (100% of Fixed Rent and Additional Charges) due under the Lease commencing January 1, 2021. It is expressly agreed and understood by Tenant that payment of the Updated Deferred Amount shall be in addition to Tenant’s obligation to pay all Rent due under the Lease commencing January 1, 2021.

7. Fixed Rent for Revised First Extended Period: Notwithstanding anything contained in the Lease, Landlord and Tenant hereby agree that the Fixed Rent for the Revised First Extended Period shall be as follows: from September 1, 2021 through and including August 31, 2022, an amount at the annual rate of [******] Dollars ($[******]) multiplied by the Floor Space of the Demised Premises; from September 1, 2022 through and including August 31, 2023, an amount at the annual rate of [******] Dollars ($[******]) multiplied by the Floor Space of the Demised Premises; and from September 1, 2023 through and including August 31, 2024, an amount at the annual rate of [******] Dollars ($[******]) multiplied by the Floor Space of the Demised Premises.

8. No Default. Provided Tenant fully and timely complies with the terms and conditions of this Agreement, Tenant will not be deemed to be in monetary default of the Lease.

9. Failure to pay the Updated Deferred Amount and/or the Outstanding August Additional Charges. Tenant’s failure to timely pay the Updated Deferred Amount and/or Outstanding August Additonal Charges shall be deemed a default under the Lease, subject to applicable notice and cure periods under the Lease. Such default shall entitle Landlord to pursue any and all remedies set forth under the Lease for Tenant’s default, including but not limited to, an acceleration of any unpaid portion of the Updated Deferred Amount.

10. Amending Article 8. The words “thirty (30) days” in the third to last line of Section 8.01(b) and in the first and fifth lines of Section 8.02 are hereby deleted, and “sixty (60) days” is hereby substituted in each line.

11. Amending Section 13.02. The third and fourth to last sentences of Section 13.02 of the Lease are hereby deleted, and the following is hereby substituted in their place:

“Tenant shall cause the policies and certificates of insurance (such certificates to be on Acord form 27 or its equivalent) to be delivered to Landlord by Tenant pursuant to this Section 13.02 (other than workers compensation insurance) to name Landlord as an additional insured and, at Landlord’s request, to also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: “Hartz Metro Leasehold I LLC, Hartz Mountain Industries, Inc., and their respective subsidiaries, affiliates, associates, joint ventures, and partnerships, and (if Landlord has so requested) Superior Lessors and Superior Mortgagees are hereby named as additional insureds as their interests may appear. This insurance is primary and non-contributing in respect of Landlord and all additional insureds, any excess and umbrella liability policies are primary and non-contributing in respect of Landlord and all additional insureds, and any excess liability policies follow form.” ”

12. Amending Section 13.04. The third line of Section 13.04 of the Lease is hereby amended by inserting the following after the word “claims”:

“(including, but not limited to, claims arising from Landlord’s negligence, other than Landlord’s sole negligence)”

13. Binding Effect. Except as modified herein, the terms, conditions and covenants of the Lease shall remain in full force and effect, and shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof. The Second Lease Modification Agreement and Lease may not be changed or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

14. Governing Law. This Agreement shall be governed and construed under the laws of the State of New Jersey.

15. Inconsistency. Except as modified herein, the terms, conditions and covenants of the Lease shall remain unchanged and otherwise in full force and effect, and are hereby ratified and reaffirmed. In the event of an inconsistency between this Second Lease Modification Agreement and the Lease, the terms herein shall control.

16. Counterparts. This Second Lease Modification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be validly executed and delivered by facsimile or by email in a PDF attachment and/or by electronic signature, and upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile or by email in a PDF attachment and/or by electronic signature, the parties shall use diligent efforts to deliver originals as promptly as possible after execution. Each party agrees that the electronic signatures of the parties, whether digital or encrypted, are intended to authenticate this writing and to have the same force and effect as manual wet ink signatures.

17. Confidentiality. Each party hereby acknowledges that the terms and conditions of this Agreement are confidential and shall not disclose same to any other person not a party hereto without the prior written consent of the other, provided that either party may disclose the terms hereof to such accountants, attorneys, managing employees, and others in privity with any such party to the extent reasonably necessary for either party’s business purposes. Either party’s failure to maintain the confidentiality of this Second Lease Modification Agreement shall be deemed a material breach hereof, and shall entitle the other party, in addition to all other remedies provided in the Lease and by law, to declare this Second Lease Modification Agreement terminated and null and void and without force and effect. If Tenant is the breaching party, all monies then due and owing from Tenant under the Lease shall become immediately due and payable.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Lease Modification Agreement to be duly executed as of the day and year first above written.

(“Landlord”)
HARTZ METRO LEASEHOLD I LLC

By:	/s/ Phillip R. Patton
Phillip R. Patton
Executive Vice President

(“Tenant”)
RENT THE RUNWAY, INC.

By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Chief Executive Officer

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT.

Exhibit A

[OMITTED]